UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.	Regulation FD Disclosure.

On March 15, 2017, iHeartCommunications, Inc. (the “Company”) commenced exchange offers to exchange certain series of its outstanding series of debt securities (the “Existing Notes”) for new securities of the Company, iHeartMedia, Inc. and CC Outdoor Holdings, Inc. (the “Exchange Offers”) and concurrent consent solicitations with respect to the Existing Notes. In addition, on March 15, 2017, the Company also commenced offers (the “Term Loan Offers”) to amend its outstanding Term Loan D and Term Loan E borrowings under its senior secured credit facility.

As previously disclosed, the Company has engaged in discussions with certain lenders under its Term Loan D and Term Loan E facilities and certain noteholders (collectively, the “Lenders”) and counsel to certain of those Lenders in connection with the Term Loan Offers and the Exchange Offers. In connection with these discussions, the Company and certain Lenders entered into non-disclosure agreements (“NDAs”). The Company is making the disclosures herein in accordance with the terms of the NDAs. The discussions subject to the NDAs resulted in the exchange of term sheets between the Lenders and the Company over the course of such discussions. On January 10, 2018, the Company provided certain lenders with a proposal, a copy of which is attached hereto as Exhibit 99.1. On January 19, 2018, certain Lenders (the “Cooperation Group Lenders”) provided the Company with a proposal, a copy of which is attached hereto as Exhibit 99.2. On January 28, 2018, the Company provided the Lenders with a proposal, a copy of which is attached hereto as Exhibit 99.3. On February 8, 2018, the Company provided the Lenders with a proposal, a copy of which is attached hereto as Exhibit 99.4. On February 8, 2018, the Cooperation Group Lenders provided the Company with a proposal, a copy of which is attached hereto as Exhibit 99.5. In connection with the proposals, the Company provided the Lenders with a summary of its conditions for a proposal, which is set forth on Exhibit 99.6. As of February 9, 2018, the Company had not provided such Lenders with, nor had it provided such Lenders access to, confidential information.

No agreement has been reached with respect to the above discussions and discussions remain ongoing. Any such agreement may involve the consent of additional junior debt holders who are not party to the negotiations and/or who have informed us that they are seeking additional consideration. Therefore, the Company will continue to work with all of its constituents to develop a consensual transaction to allocate consideration among its various stakeholders. There can be no assurances that a consensual transaction or any agreement will be reached. The information set forth in this Item 7.01 of this Current Report on Form 8-K is not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

The information set forth in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Term Sheet, provided by the Company to the Lenders on January 10, 2018.

99.2	Term Sheet and Summary of Conditions, provided by the Cooperation Group Lenders to the Company on January 19, 2018.

99.3	Term Sheet, provided by the Company to the Lenders on January 28, 2018.

99.4	Term Sheet, provided by the Company to the Lenders on February 8, 2018.

99.5	Term Sheet, provided by the Cooperation Group Lenders to the Company on February 8, 2018.

99.6	Summary of Conditions provided by the Company to the Lenders in response to conditions provided by the Cooperation Group Lenders to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: February 9, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary

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